UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

ZIMMER ENERGY TRANSITION ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40500	86-2286053
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West 57th Street, 33rd Floor New York, NY (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code:(212) 371-8688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one Warrant to purchase one share of Class A common stock	ZTAQU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ZT	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Class A common stock for $11.50 per share	ZTAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2021, Mr. William F. Sloan informed Zimmer Energy Transition Acquisition Corp. (the “Company”) that he would be resigning from his position as President of the Company, effective as of December 31, 2021. Mr. Sloan has also resigned from Zimmer Partners, LP, the investment manager of the sole member of ZETA Sponsor LLC, the Company’s sponsor. Mr. Sloan’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022
ZIMMER ENERGY TRANSITION ACQUISITION CORP.

	By:	/s/ Stuart J. Zimmer
	Name:	Stuart J. Zimmer
	Title:	Chief Executive Officer and Chairman of the Board